Exhibit 3.5

                                     BY-LAWS

                                       OF

                             ADVANTAGE SYSTEMS, INC.

























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                                TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I - OFFICES .....................................       1
         1.       PRINCIPAL EXECUTIVE OFFICE ............       1
         2.       OTHER OFFICES .........................       1
ARTICLE II - ANNUAL MEETINGS OF SHAREHOLDERS ............       1
         1.       PLACE..................................       2
         2.       TIME ..................................       2
         3.       NOTICE.................................       3
ARTICLE III - SPECIAL MEETINGS OF SHAREHOLDERS ..........       3
         1.       PURPOSE, TIME AND PLACE ...............       3
         2.       CALL ..................................       3
         3.       NOTICE ................................       3
         4.       BUSINESS TRANSACTED ...................       4
ARTICLE IV - QUORUM AND VOTING OF STOCK .................       4
         1 .      QUORUM ................................       4
         2.       MAJORITY VOTE .........................       5
         3.       VOTING ................................       5
         4.       PROXY REPRESENTATIVES .................       6
         5.       WRITTEN CONSENT .......................       6
         6.       ANNUAL REPORT .........................       7
ARTICLE V - DIRECTORS ...................................       7
         1.       NUMBER, QUALIFICATION AND TERM.........       7
         2.       VACANCIES .............................       8
         3.       FUNCTION ..............................       8
         4.       BOOKS .................................       9
         5.       COMPENSATION ..........................       9
ARTICLE VI - MEETINGS OF THE BOARD OF DIRECTORS .........       9
         1.       PLACE .................................       9
         2.       FIRST MEETING .........................       9
         3.       TIME AND PLACE ........................       9
         4.       CALL OF SPECIAL MEETINGS...............       9
         5.       WAIVER OF NOTICE ......................       10
         6.       QUORUM AND ACTION .....................       10
         7.       CONSENT ...............................       10
ARTICLE VII - COMMITTEES ................................       11
         1.       EXECUTIVE COMMITTEE ...................       11
         2.       OTHER COMMITTEES ......................       11
ARTICLE VIII - NOTICES ..................................       12
         1.       MANNER OF GIVING NOTICE ...............       12
         2.       WAIVER OF NOTICE OR CONSENT ...........       13
ARTICLE IX - OFFICERS ...................................       14
         1.       TITLES ................................       14
         2.       ELECTION ..............................       14

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                                                               PAGE
                                                               ----
3.       OTHER OFFICERS .................................       14
4.       BOARD OF DIRECTORS DIRECTION ...................       14
5.       SALARIES .......................................       14
6.       TERM     .......................................       14
7.       THE PRESIDENT ..................................       15
8.       THE VICE-PRESIDENTS ............................       15
9.       THE SECRETARY ..................................       15
         10.      ASSISTANT SECRETARIES .................       16
         11.      THE CHIEF FINANCIAL OFFICER ...........       16
         12.      THE ASSISTANT TREASURERS ..............       17
ARTICLE X - SHARES ......................................       17
         1.       CERTIFICATES FOR SHARES ...............       17
         2.       LOST CERTIFICATES .....................       18
         3.       EXCHANGE OF CERTIFICATES ..............       18
         4.       TRANSFERS OF SHARES ...................       19
         5.       CLOSING OF TRANSFER OF BOOKS ..........       19
         6.       REGISTERED SHAREHOLDERS ...............       20
ARTICLE XI - INDEMNIFICATION OF DIRECTORS, OFFICERS,
         EMPLOYEES AND OTHER AGENTS .....................       21
1.       AGENTS, PROCEEDINGS, AND EXPENSES ..............       21
2.       ACTIONS OTHERS THAN BY THE CORPORATION .........       21
3.       ACTIONS BY OR IN THE RIGHT OF THE CORPORATION ..       22
4.       SUCCESSFUL DEFENSE BY AGENT ....................       23
5.       REQUIRED APPROVAL ..............................       23
6.       ADVANCE OF EXPENSES ............................       24
7.       OTHER CONTRACTUAL RIGHT ........................       24
8.       LIMITATIONS.....................................       24
9.       INSURANCE ......................................       25
10.      FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN .       25
11.      SURVIVAL OF RIGHTS .............................       25
12.      EFFECT OF AMENDMENT ............................       25
13.      SETTLEMENT OF CLAIMS ...........................       25
14.      SUBROGATION ....................................       26
15.      NO DUPLICATION OF PAYMENTS......................       26
ARTICLE XII - GENERAL PROVISIONS.........................       26
         1.       DIVIDENDS .............................       26
         2.       RESERVE FUND ..........................       27
         3.       CHECKS ................................       27
         4.       FISCAL YEAR ...........................       27
         5.       SEAL ..................................       27
         6.       BOOKS AND RECORDS .....................       27
         7.       AMENDMENTS ............................       28
         8.       CORPORATE SECRETARY CERTIFICATION .....       29
         2
                                       iii

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                             ADVANTAGE SYSTEMS, INC.
                                      *****
                                     BYLAWS
                                      *****


                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Executive Office. The principal executive office shall be located in San Jose, California.

         Section 2. Other Offices. The location may be changed by approval of a majority of the authorized directors and the corporation may also establish offices at such other places both within and without the State of California as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                         ANNUAL MEETINGS OF SHAREHOLDERS

         Section 1. Place. All meetings of shareholders for the election of directors shall be held in the City of San Jose, State of California, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of California as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed

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waiver of notice  thereof  If no other  place is stated or fixed,  shareholders'
meetings shall be held at the principal executive office of the corporation.

         Section 2. Time. Annual meetings of shareholders, commencing with the year 1997, shall be held on the second Tuesday of January if not a legal holiday, and if a legal holiday, then on the next secular day following at 9:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting,

         Section 3. Notice. Written or printed notice of the annual meeting stating the place, day and hour of the meeting and those matters which the board of directors, at the time of mailing the notice, intends to present for action by the shareholders, shall be given to each shareholder entitled to vote thereat not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date of the meeting. Notice may be sent by third-class mail only if the outstanding shares of the corporation are held of record by 500 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders' meeting. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by the Board of Directors for election. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the General Corporation Law requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. When a meeting is

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adjourned to another time or place,  notice of die adjourned meeting need not be given if die time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if the adjournment is for more than forty-five (45) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

                                   ARTICLE III
                        SPECIAL MEETINGS OF SHAREHOLDERS

         Section 1. Purpose. Time and Place. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of California as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Call. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than 10 percent of all the shares entitled to vote at the meeting and if the corporation has a chairman of the board of directors, special meetings of the shareholders may be called by the chairman.

         Section 3. Notice, Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the date fixed for the meeting. Notice may be sent by third-class mail only if the outstanding shares of

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the  corporation  are  held of  record  by 500 or more  persons  (determined  as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders' meeting. The notice of any special meeting shall also include, or be accompanied by any additional statements, information or documents prescribed by the General Corporation Law. When a meeting is adjourned to another time or place notice of the adjourned meeting need not be if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder. At the adjourned meeting, the corporation may transact any business which might have been transacted the original meeting.

         Section 4. Business Transacted. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV
                           QUORUM AND VOTING OF STOCK

         Section 1. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a

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quorum shall be present or  represented,  any business may be  transacted  which might have been transacted at the original meeting.

         Section 2. Majority Vote. If a quorum is present, the affirmative vote of a majority of the shares of stock represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum), shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

         Section 3. Voting. Each outstanding share of stock having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote.

         In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected, or, upon satisfaction of the requirements set forth in Section 708(b) of the California General Corporation Law, to cumulate the vote of said shares, and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or to distribute the votes on the same principle among as many candidates as he may see fit. Section 708(b) of the California General Corporation Law provides that no shareholder shall be entitled to cumulate votes for any candidate for the office

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of director unless such  candidates'  names have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.

         Section 4. Proxy Representatives. Every shareholder may authorize another person or persons to act as his proxy at a meeting or by written action. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy Every proxy shall be revocable at the pleasure of the person executing it prior to the vote or written action pursuant thereto, except as otherwise provided by the General Corporation Law. As used herein, a "proxy" shall be deemed to mean a written authorization signed by a shareholder or a shareholder's attorney in fact giving another person or persons power to vote or consent in writing with respect to the shares of such shareholder, and "signed" as used herein shall be deemed to mean the placing of such shareholder's name on the proxy, whether by manual signature, typewriting, telegraphic transmission or otherwise by such shareholder or such shareholder's attorney in fact. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the General Corporation Law,

         Section 5. Written Consent. Unless otherwise provided in the articles, any action, except election of directors, which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except to fill a vacancy in the board of directors not filled by the directors, directors may not be elected by written consent except

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by unanimous  written consent of all shares entitled to vote for the election of directors. Any election of a director to fill a vacancy (other than a vacancy created by removal) not filled by the directors requires the written consent of a majority of the shares entitled to vote. Notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

         Elections of directors at a meeting need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins. In all other matters voting need not be by ballot.

         Section 6. Annual Report. Whenever the corporation shall have fewer than one hundred shareholders as said number is determined as provided in
Section 605 of the General Corporation Law, the Board of Directors shall not be required to cause to be sent to the shareholders of the corporation the annual report prescribed by Section 1501 of the General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same.

                                    ARTICLE V

                                    DIRECTORS

         Section 1. Number, Qualification and Term. The number of directors shall be three (3).

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Directors need not be residents of the State of California nor  shareholders  of the  corporation.  Subject to the  foregoing  provisions  and the  provisions of
Section 212 of the General Corporation Law, the number of directors may be changed from time to time by an amendment of these Bylaws. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

         Section 2. Vacancies. Unless otherwise provided in the articles of incorporation, vacancies, except for a vacancy created by the removal of a director, and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. Unless otherwise provided in the articles of incorporation any vacancy created by the removal of a director shall be filled by the shareholders by the vote of a majority of the shares entitled to vote at a meeting at which a quorum is present. Any vacancies, which may be filled by directors and are not filled by the directors, may be filled by the shareholders by a majority of the shares entitled to vote at a meeting at which a quorum is present.

         Section 3. Function. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

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         Section 4. Books.  The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of California, at such place or places as they may from time to time determine,

         Section 5 Compensation. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise,

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Place. Meetings of the board of directors, regular or special, may be held either within or without the State of California,

         Section 2. First Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

         Section 3. Time and Place. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

         Section 4. Call of Special Meetings. Special meetings of the board of directors may be called by the president on four (4) days' notice by mail or forty-eight (48) hours notice delivered

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personally or by telephone or telegraph to each director,  either  personally or by mail or by telephone or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case, special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

         Section 5. Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting,

         Section 6. Quorum and Action. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present,

         Section 7. Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

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                                   ARTICLE VII
                                   COMMITTEES

         Section 1. Executive Committees. The board of directors, by resolution adopted by a majority of the number of directors fixed by the Bylaws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The board of directors may designate one or more directors as alternate members of the executive committee. The executive committee shall not have authority: (1) To approve any action which will also require the shareholders' approval; (2) To fill vacancies on the board or in any committee;
(3) To fix the compensation of directors for serving on the board or on any committee; (4) To amend or repeal the Bylaws or adopt new Bylaws; (5) To amend or repeal any resolution of the board which by its express terms is not so amendable or repealable; (6) To make a distribution to the shareholders except at a rate or in a periodic amount or within a price range determined by the board; or (7) To appoint other committees of the board or the members thereof.

         Section 2. Other Committees, The board of directors, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any such committee, who may

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replace any absent member at any meeting of such committee.  Any such committee, to the extent provided in the resolution of the board of directors, shall have all the authority of the board of directors except such authority as may not be delegated by the provisions of the General Corporation Law.

         Meetings and action of committees shall be governed by, and held and taken in accordance with, Bylaw provisions applicable to meetings and actions of the Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that (a) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (b) special meetings of committees may also be called by resolution of the board of directors; and (c) notice of special meetings of committees shall also be given to all alternative members who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

                                  ARTICLE VIII

                                     NOTICES

         Section 1. Manner of Giving Notice. Whenever, under the provisions of the statutes or of the articles of incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors

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may also be given by telegram.  Notice to any shareholder  shall be given at the address furnished by such shareholder for the purpose of receiving notice. If such address is not given and if no address appears on the records of tile corporation for such shareholder, notice may be given to such shareholder at the place where tile principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which said principal executive office is located. If a notice of a shareholders' meeting is sent by mail it shall be sent by first-class mail, or, in case the corporation has outstanding shares held of record by 500 or more persons
(determined  as provided in Section 605 of the  California  General  Corporation
Law) on the record date for the shareholders' meeting, notice may be by third-class mail.

         Section 2, Waiver of Notice or Consent.

         Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these Bylaws, a waiver thereof in writing or a consent to the holding of the meeting or an approval of the minutes thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting

                                   ARTICLE IX
                                    OFFICERS

         Section 1. Titles. The officers of the corporation, except those elected in accordance with Section 210 of the California General Corporation Law, shall be chosen by the board of directors and shall be president, a vice-president, a secretary and a chief financial officer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

         Section 2. Election, The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a chief financial officer, none of whom need be a member of the board.

         Section 3. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 4. Board of Directors Direction. All officers shall perform their duties and exercise their powers subject to the direction of the board of directors.

         Section 5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 6. I=. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 7. The President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 8. The Vice-Presidents. The vice-president, of if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 9. The Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. Unless a transfer agent is appointed by the board of directors to keep a share resister, the secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

         Section 10. Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 11. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation.

         If required by the board of directors, the chief financial officer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

         The chief financial officer is, for the purpose of executing any documents requiring the signature of the "Treasurer," deemed to be the treasurer of the corporation.

         Section 12. The Assistant Treasurers. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                                     SHARES

         Section 1. Certificates for Shares. Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president and the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares and the class or series of shares owned by the shareholders in the corporation. If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate either (1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares to be issued and upon the holders thereof, or (2) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the articles and any certificates of determination establishing the same; or (3) a statement setting forth the office or agency of the corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in item (1) heretofore, Every certificate shall have noted thereon any information required to be set forth by the California General Corporation Law and such information shall be set forth in the manner provided by such law.

         Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         Section 2. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         Section 3. Exchange of Certificates. If the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the board of directors, to cancel any outstanding certificates for shares and issue a new certificate therefor conforming to the rights of the holder, the board may order any holders of outstanding certificates to surrender and exchange them for new certificates within a reasonable time to be fixed by the board.

         Section 4. Transfers of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

         Upon compliance with any provisions of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the corporation shall be made only on the record of shareholders of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

         Section 5. Closing of Transfer of Books. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If the board of directors shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board of directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

         Except as may be otherwise provided by the General Corporation Law, shareholders at the close of business on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

         Section 6. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receivedividends, and to vote as such owner, and to hold liable for calls and assessments to a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it
                                       20
shall have express or other notice thereof, except as otherwise provided by the laws of California.

                                   ARTICLE XI

                     INDEMNIFICATION OF DIRECTORS. OFFICERS

                           EMPLOYEES AND OTHER AGENTS

         Section 1. Agents, Proceedings, and Expenses. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article XI.

         Section 2. Actions Other than by the Corporation. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was unlawful,

         Section 3. Actions by or in the Right of the Corporation. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders. No indemnification shall be made under this Section 3 for the following:

         (a) With respect to any claim issue or matter as to which such person has been adjudged to be liable to this corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

         (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval;

         (c) Of expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

         Section 4. Successful Defense by Agent. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article XI, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

         Section 5. Required  Approval.  Except as provided in Section 4 of this
Article XI, any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 by one of the following:

         (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

         (b) Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available.

         (c) (i) The affirmative vote of a majority of shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present; or

                  (ii) The written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of the subsections 5(c), the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

         (d) The court in which tile proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

         Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by die corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article XI.

         Section 7. Other Contractual Right. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation. The rights of indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

         Section 8. Limitations, No indemnification or advance shall be made under this Article XI except as provided in Section 4 or Section 5(c), in any circumstance if it appears:

         (a) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in die proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

         (b) That it would be inconsistent with any condition expressly imposed by a court approving settlement.

         Section 9. Insurance. This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article XI Notwithstanding the foregoing, if this corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in
Section 317(i) of the Corporations Code.

         Section 10.  Fiduciaries  of  Corporate  Employee  Benefit  Plan.  This
Article XI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation. The corporation shall have the power to indemnity, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

         Section 11. Survival of Rights. The rights provided by this Article XI shall continue for a person who has ceased to be an agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

         Section 12. Effect of Amendment. Any amendment, repeal, or modification of this Article XI shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

         Section 13. Settlement of Claims. The corporation shall not be liable to indemnify any agent under this Article XI for

         (a) any  amounts  paid in  settlement  of any action or claim  effected
without  the  corporation's   written  consent,   which  consent  shall  not  be
unreasonably withheld, or

         (b) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

         Section 14. Subrogation. In the event of payment under this Article XI, the corporation shall be subrogated to the extend of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable to corporation effectively to bring suit to enforce such rights,

         Section 15. No Duplication of Payments. The corporation shall not be liable under this Article XI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement vote, or otherwise, of the amounts otherwise indemnifiable under this Article

                                   ARTICLE XII

                               GENERAL PROVISIONS

         Section 1. Dividends. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation and the California General Corporation Law,

         Section 2. Reserve Fund. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers of such other person or persons as the board of directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 5. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the date of its incorporation and the words "Corporate Sale, California". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any mariner reproduced.

         Section 6. Books and Records. The corporation shall keep at its principal executive office in the State of California or, if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California, and, if the corporation has no principal business office in the State of California, it shall upon request of any shareholder furnish a copy of the Bylaws as amended to date.

         The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any, of the Board of Directors, The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

         Section 7. Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted:

         (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or

         (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

         The board of directors shall not make or alter any bylaw specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa in the bylaws. The board of directors shall not change a bylaw, if any, which requires a larger proportion of the vote of directors for approval then is required by the California General Corporation Law.

         I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of ADVANTAGE SYSTEMS, INC., a California corporation, as in effect on the date hereof.

         WITNESS my hand and the seal of the corporation.

Dated: September 9, 1996


                                               /s/ Keith E. Avinger
                                               ---------------------------------
                                               Secretary
                                               ADVANTAGE SYSTEMS INC.